UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 8, 2024

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

T1, South Tower, Jiazhaoye Square, Chaoyang District,
Beijing, People’s Republic of China 100022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on a Current Report on Form 8-K filed by Shineco, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 21, 2024, the Company and certain non-U.S. investors (the “Purchasers”) entered into a securities purchase agreement (the “SPA”). Pursuant to the SPA, the Company agreed to sell, and the Purchasers agreed to purchase, severally and not jointly, an aggregate of 1,400,000 shares of common stock of the Company (the “Shares”) at an offering price of $ 5.00 per share (the “Offering”).

The closing of the Offering and sale of the Shares occurred on July 8, 2024, and the Company issued the Shares in exchange for gross proceeds of $7.0 million, before the deduction of customary expenses.

Item 8.01 Other Events.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Stock Purchase Agreement by and among the Company and the Purchasers (incorporated by reference herein to exhibit 10.1 filed with Form 8-K filed with the SEC on June 21, 2024.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shineco Inc.

Date: July 11, 2024	By:	/s/ Jennifer Zhan
Jennifer Zhan, Chief Executive Officer

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